Exhibit 99.1

Saba Announces Anticipated Delisting from NASDAQ Global Select Market

Provides Update on Business Momentum; Secures Bank Extension

REDWOOD SHORES, Calif. – April 4, 2013 – Saba (NASDAQ: SABA), the premier provider of people-centric enterprise solutions, today announced that it has determined that it will be unable to regain compliance with the Company’s SEC filing requirements for continued listing of its common stock on the NASDAQ Global Select Market by the previously reported April 4, 2013 deadline set by The NASDAQ Stock Market LLC Hearings Panel (the “Panel”). As previously reported, the Company is not current in its periodic report filing requirements with the SEC as a result of the Company’s pending restatement of prior financial results.

While the Company has been working diligently to complete the restatement and regain compliance with its reporting requirements, the Company has determined that it will be unable to achieve these objectives prior to the April 4, 2013 deadline. The Company has made significant progress toward completion of the restatement, including the determination of completion dates for our consulting services arrangements. The finalization of these completion dates is needed to recognize revenue from such arrangements on contract completion, rather than on a proportional performance basis, and complete the restatement.

The Company anticipates that the impact of the restatement on its financial statements:

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will change the time period during which the affected revenues, including a portion of the Company’s cloud-based subscription services, were recognized, generally shifting the timing of such revenues to later periods;

•	will not result in changes in the cumulative revenue to be recognized over the duration of the Company’s contractual arrangements; and

•	will not result in changes in cumulative cash flow from operations.

The Company intends to complete the restatement and regain compliance with its filing requirements as soon as practicable. In connection with becoming current in its SEC filing requirements, the Company intends to apply for prompt readmission to the NASDAQ Global Select Market so that it can trade on that market as early as possible after regaining compliance with the listing requirements. Although the Company has set a revised objective to complete the restatement process within the next few months, there are some inherent uncertainties in the amount of time required to complete the work and there can be no assurance that the Company will be successful in meeting this timing goal.

The Company anticipates that its shares of common stock will be delisted from the NASDAQ Global Select Market later this week. Following the suspension of trading in the Company’s common stock on NASDAQ, the Company expects that its shares will trade on the OTC Markets – OTC Pink Tier while the Company works to finalize the restatement. The Company’s trading symbol will remain SABA. For quotes or additional information on OTC Markets and the OTC Pink Tier, you may visit www.otcmarkets.com.

Business Update

The Company is not in a position to report its financial results for fiscal year 2012 ended May 31, 2012 and the third quarter of fiscal year 2013 ended February 28, 2013. However, with respect to certain metrics not expected to be impacted by the restatement, the Company is providing the following guidance:

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In the first three quarters of fiscal year 2013 (ended February 28, 2013), cloud bookings (the annual contract value of cloud arrangements) grew 23% over the respective nine-month period a year ago, while cloud billings (cloud revenue plus the change in cloud deferred revenue) remained relatively flat

•	Cloud renewal rates for the first nine months of 2013 remained in excess of 90%

•	Signed 146 new customers in the first nine months of fiscal year 2013, already exceeding the 141 new customers added in fiscal year 2012

•	Reached over 10.6 million cloud subscribers

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Approximately $12.1 million in cash (after aggregate payments of approximately $7.6 million associated with the accounting review and restatement) and $25 million in debt at the end of the third quarter of fiscal year 2013.

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Cash flow from operations, excluding costs associated with the accounting review and restructuring, was approximately breakeven for the nine months ended February 28, 2013, and is expected to be approximately breakeven for the fiscal year ending May 31, 2013.

The Company continues to innovate and introduce to the market new products and new versions of existing products. The Company’s recent product innovations include:

•	Saba People Cloud with major innovations around e-Commerce and Formal Learning

•	Saba Enterprise Release 7 with major innovation in unifying Saba Assessment

•	Saba Meeting 8

•	Saba HCS Winter 2013

•	Saba Enterprise Mobile (first release of app ioS)

•	Saba Meeting Mobile (ios and android)

•	Saba People Cloud Mobile (ios and android)

Credit Facility Extension

The Company also announced that it has entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) dated as of March 29, 2013 pursuant to which Wells Fargo extended to April 30, 2013 the time for the Company to comply with certain terms of the Credit Agreement with Wells Fargo dated as of June 27, 2011, primarily relating to the delayed SEC filings and the pending restatement of the Company’s prior financial results.

Conference Call

Saba will host a conference call and live webcast on Friday, April 5, 2013 commencing at 6:00 a.m. Pacific Time to discuss the status of the restatement. To join the call, please dial 1. 800. 230.1059 or +1.612.234.9959. The access code for the conference call is 287627. To listen to the live webcast, please go to the Investor Relations page of the Saba web site at http://investor.saba.com and click on the Live Webcast icon.

A replay of the conference call will be available shortly after its conclusion. The replay dial-in number is +1.800.475.6701 or +1.320.365.3844. The access code for the conference call replay is 287627. The replay can also be accessed from the Investor Relations page of the Saba web site at http://investor.saba.com and will be available through May 5, 2013.

About Saba

Saba (NASDAQ: SABA) enables organizations to build a transformative workplace that leverages the advent of social networking in business and the ubiquity of mobile to empower an organization’s most mission-critical assets — its people. Saba provides a set of people-centric enterprise solutions to various businesses and industries worldwide. Saba delivers cloud-based learning management, talent management, and social enterprise solutions to transform the way people work.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791. SABA, the Saba logo, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the Company’s current progress and timing objectives regarding completion of its accounting restatement and becoming current in its required filings with the SEC, the Company’s objective to obtain prompt readmission to the NASDAQ Global Select Market and to have its shares of common stock trade on that market following completion of the restatement and compliance with applicable listing requirements, the potential impact of the restatement on the Company’s financial performance and financial statements, the Company’s guidance concerning preliminary financial results and other financial and operating metrics for the first nine months of fiscal 2013 as well as for the fiscal 2013 year ending May 31, 2013. The actual outcome of these matters could differ materially from those expressed in any forward-looking statements due to, among other things, the Company’s ability to complete the work required for the restatement of its financial statements in a timely manner, any additional required adjustments to the Company’s financial statements and/or other factors arising in the restatement process that are not currently known or identified or where the scope of work required or impact of the restatement may be greater than what is currently known or anticipated by the Company, the possibility that the restatement or matters related to the restatement may give rise to shareholder litigation or legal proceedings that are adverse to the Company and the impact of the restatement on the Company’s sales, operations and financial performance. In addition, Saba faces risks and uncertainties that could affect timing of the completion of its restatement and becoming current with respect to its delayed filings with the SEC including material weaknesses that exist with respect to its internal controls over financial reporting or additional deficiencies in its internal controls over financial reporting that may be identified. Readers should refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Contact

Roy Lobo

VP of Investor Relations

(650) 696-1610

roylobo@saba.com